Exhibit 10.1
Execution Version
INCREMENTAL ASSUMPTION AGREEMENT
INCREMENTAL ASSUMPTION AGREEMENT (this “Agreement”) dated as of December 16, 2016 relating to the Third Amended and Restated First Lien Credit Agreement dated as of August 21, 2013 (as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among CHASE ACQUISITION I, INC., RBS GLOBAL, INC. (“RBS Global”), REXNORD LLC (“Rexnord” and, together with RBS Global, the “Borrowers”), the Lenders party thereto from time to time and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrowers have, by notice to the Administrative Agent dated as of December 14, 2016, delivered pursuant to Section 2.21(j) of the Credit Agreement (the “Notice”) (a copy of which notice is attached as Exhibit A hereto), requested a Refinancing Term Loan in an aggregate principal amount of $1,606,375,000 (the “Term B Loan Refinancing”);
WHEREAS, the Net Proceeds of the Term B Loan Refinancing plus cash on hand will be used to repay in full the aggregate principal amount of the Term B Loans outstanding on the 2016 Term B Refinancing Effective Date (as defined below), together with accrued interest thereon, and break funding payments (if any) applicable thereto in accordance with 2.16 of the Credit Agreement (such amounts collectively, the “Term B Loan Repayment Amount”); and
WHEREAS, the institution listed on Schedule I hereto (the “Refinancing Term Lender”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Term B Loan Refinancing set forth opposite its name under the heading “Refinancing Term Loan Commitment” on Schedule I hereto (the “Refinancing Term Loan Commitment”).
NOW, THEREFORE, the parties hereto therefore agree as follows:
SECTION 1. Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Term B Loan Refinancing.

(a) Subject to the terms and conditions set forth herein, the Refinancing Term Lender agrees to make a Refinancing Term Loan to the Borrowers on the 2016 Term B Refinancing Effective Date in a principal amount not to exceed its Refinancing Term Loan Commitment. Unless previously terminated, the Refinancing Term Loan Commitment shall terminate at 5:00 p.m., New York City time, on December 31, 2016.

(b) The Administrative Agent hereby agrees in its reasonable discretion that the Notice attached hereto satisfies the notice requirement applicable to Refinancing Term Loans set forth in Section 2.21(j) of the Credit Agreement.

(c) With effect from the 2016 Term B Refinancing Effective Date, the Refinancing Term Lender shall be a “Term B Lender” and the Refinancing Term Loan shall be a “Term B Loan”.

SECTION 3. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

“2016 Term B Incremental Assumption Agreement” means the Incremental Assumption Agreement dated as of December 16, 2016 among the Borrowers, the Refinancing Term Lender party thereto and the Administrative Agent.

“2016 Term B Refinancing Effective Date” means December 16, 2016.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.1
“Interpolated Rate” shall mean, in relation to any Eurocurrency Borrowing, the rate which results from interpolating on a linear basis between: (a) the rate appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.
(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, 2.75% per annum in the case of any Eurocurrency Loan and 1.75% per annum in the case of any ABR Loan, (ii) with respect to any Initial Revolving Loan, as set forth pursuant to the Pricing Grid, and (iii) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

______________________
1The EU Bail-In Legislation Schedule may be found at
http://www.lma.eu.com/uploads/files/EU%20BAILIN%20LEGISLATION%20SCHEDULE%2022-Dec-2015%2010-46%20.pdf.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) for Dollar deposits (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or its successor) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Rate.”
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).
“Term B Loan Commitment” shall mean, with respect to each Term B Lender, the commitment of such Term B Lender to make Term B Loans hereunder as of the 2016 Term B Refinancing Effective Date. The aggregate amount of the Term B Loan Commitments as of the 2016 Term B Refinancing Effective Date is $1,606,375,000.
“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrowers pursuant to Section 2.01(a) of the 2016 Term B Incremental Assumption Agreement, and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(c).
“Term B Facility Maturity Date” shall mean August 21, 2023.
(c) The definition of “Change in Control” contained in Section 1.01 of the Credit Agreement is hereby amended by adding the words “or approved” immediately after each instance of the word “nominated” therein.

(d) The definition of “Defaulting Lender” contained in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing immediately prior to the text “(d) has, or has a direct or indirect parent company that has” and inserting a comma in lieu thereof, (ii) inserting the text “or (e) has become the subject of a Bail-In Action” immediately after the text “or federal regulatory authority acting in such a capacity” appearing therein and (iii) replacing the text “clauses (a) through (d) above” appearing therein with the text “clauses (a) through (e) above”.

(e) The definition of “Federal Funds Effective Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the words “arranged by Federal funds brokers” immediately prior to the words “on such day” therein and (ii) deleting the words “from three Federal funds brokers of recognized standing selected by it” immediately following the words “received by the Administrative Agent” therein.

(f) The definition of “Material Real Property” contained in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the amount “$10,000,000” therein with the amount “$12,000,000” and (ii) replacing each occurrence of the term “Third Restatement Effective Date” therein with the term “2016 Term B Refinancing Effective Date”.

(g) The definition of “Pricing Grid” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of such definition.

(h) Section 2.10 of the Credit Agreement is hereby amended by deleting the phrase “Third Restatement Effective Date” in clause (a)(i)(A) and replacing it with the phrase “2016 Term B Refinancing Effective Date”.

(i) Section 2.12 of the Credit Agreement is hereby amended by deleting the phrase “Third Restatement Effective Date” in clause (d) and replacing it with the phrase “2016 Term B Refinancing Effective Date”.

(j) Section 2.22(a)(iv) of the Credit Agreement is hereby amended by replacing the text “No reallocation hereunder shall constitute” appearing therein with the text “Subject to Section 9.24, no reallocation hereunder shall constitute”;

(k) Section 5.10(g) of the Credit Agreement is hereby amended by replacing the amount “$10,000,000” therein with the amount “$12,000,000”; and

(l) Article IX of the Credit Agreement is hereby amended to include the following Section 9.24, to follow immediately after Section 9.23 appearing therein:

“Section 9.24.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

SECTION 4. Representations of the Borrowers. The Borrowers represent and warrant that:

(a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the 2016 Term B Refinancing Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date); provided, that the representations contained in Section 3.19 of the Credit Agreement shall be true and correct on and as of the 2016 Term B Refinancing Effective Date as if the references therein to the “Third Restatement Effective Date” were references to the “2016 Term B Refinancing Effective Date” and any references therein to “Transactions” are deemed to include the Term B Loan Refinancing contemplated hereby; and

(b) no Event of Default or Default was continuing on and as of the 2016 Term B Refinancing Effective Date after giving effect hereto and to the extension of credit requested to be made on the 2016 Term B Refinancing Effective Date.

SECTION 5. Conditions. This Agreement shall become effective as of the first date (the “2016 Term B Refinancing Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received from each Loan Party, the Refinancing Term Lender (which, immediately following the effectiveness hereof, constitute the Required Lenders) and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b) the representations and warranties set forth in Section 4 above shall be true and correct as of the 2016 Term B Refinancing Effective Date;

(c) the Administrative Agent shall have received a certificate, dated the 2016 Term B Refinancing Effective Date and executed by a Responsible Officer of the Borrowers, confirming the accuracy of the representations and warranties set forth in Section 4 above;

(d) the Administrative Agent shall have received, on behalf of itself and the Refinancing Term Lender, a favorable written opinion from each of (i) Quarles & Brady LLP, special counsel for the Loan Parties and (ii) Morgan, Lewis &

Bockius, LLP, New York counsel for the Loan Parties, in each case (A) dated as of the 2016 Term B Refinancing Effective Date, (B) addressed to the Administrative Agent and the Refinancing Term Lender and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;

(e) the Administrative Agent shall have received board resolutions and other customary closing certificates and documentation consistent with those delivered on the Third Amendment Effective Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Refinancing Term Loans contemplated hereby are secured by the Collateral ratably with the existing Term B Loans;

(f) The Administrative Agent shall have received, for the account of the Refinancing Term Lender, an amount equal to 0.25% of the aggregate principal amount of the Refinancing Term Loans held by the Refinancing Term Lender as of the 2016 Term B Refinancing Effective Date, with such payment to be earned by, and payable to the Refinancing Term Lender on the 2016 Term B Refinancing Effective Date (which may be offset against the proceeds of the Term B Loan Refinancing).

(g) the payment of the Term B Loan Repayment Amount by the Borrowers to the Administrative Agent for the accounts of the existing Term B Lenders shall occur simultaneously with the Borrowing of such Refinancing Term Loans; and

(h) all reasonable and documented out-of-pocket fees and expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) owing by the Borrowers to the Administrative Agent and invoiced prior to the date hereof shall have been paid in full.

SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the 2016 Term B Refinancing Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and any Loan Document as not qualifying as a “grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 8. Confirmation of Guaranties and Security Interests. (a) By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the Refinancing Term Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

(b) By signing this Agreement, the Refinancing Term Lender hereby confirms that the Administrative Agent may, pursuant to Section 5.10(g) of the Credit Agreement, waive the Collateral and Guarantee Requirements and the other provisions of Section 5.10 of the Credit Agreement and the other Loan Documents, in each case, solely with respect to Real Property which, as of the 2016 Term B Refinancing Effective Date, has an individual fair market value in an amount less than $12,000,000.
SECTION 9. Further Assurances. The Refinancing Term Lender hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, to, as soon as practicable but within thirty (30) days of the 2016 Term B Refinancing Effective Date, execute and deliver and cause to be recorded mortgage satisfactions (or similarly-titled documentation), and other documents reasonably requested by the Borrowers, necessary to release the existing Mortgages for the properties listed on Schedule II hereto, all at the Borrowers' sole cost and expense.

SECTION 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative

Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHASE ACQUISITION I, INC.
RBS GLOBAL, INC.
REXNORD LLC
CAMBRIDGE INTERNATIONAL, INC.
CLINE ACQUISITION CORP.
GA INDUSTRIES HOLDINGS, LLC
GREEN TURTLE AMERICAS LTD.
KRIKLES, INC.
OEI, INC.
OEP, INC.
PRAGER INCORPORATED
PRECISION GEAR LLC
MERIT GEAR LLC
PT COMPONENTS, INC.
RBS ACQUISITION CORPORATION
RBS CHINA HOLDINGS, L.L.C
REXNORD INDUSTRIES, LLC
REXNORD INTERNATIONAL INC.
REXNORD-ZURN HOLDINGS, INC.
THE FALK SERVICE CORPORATION
VAG USA, LLC
ZURCO, INC.
ZURN INDUSTRIES, LLC
ZURN INTERNATIONAL, INC.
ZURN PEX, INC.

By:	/S/ Patricia M. Whaley

	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary of each above-named entity

ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/S/ Robert Hetu

	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/S/ Warren Van Heyst

	Name:	Warren Van Heyst
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Refinancing Term Lender

By:	/S/ Robert Hetu

	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/S/ Warren Van Heyst

	Name:	Warren Van Heyst
	Title:	Authorized Signatory

Schedule I
REFINANCING TERM LOAN COMMITMENTS

Refinancing Term Lender	Refinancing Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$1,606,375,000
Total	$1,606,375,000

Schedule II
MORTGAGES TO BE RELEASED

1.	2400 Curtiss Street & 2324 Curtiss Street, Downers Grove, Illinois

2.	7601 Rockville Road, Indianapolis, Indiana

3.	1272 Dakota Drive, Grafton, Wisconsin

4.	3001 West Canal Street, Milwaukee, Wisconsin

5.	4701 West Greenfield Avenue, Milwaukee, Wisconsin

6.	1747 Commerce Way, Paso Robles, California

7.	5900 Elwin Buchanan Drive, Sanford, North Carolina

8.	116 State Highway 11 East, Commerce, Texas

9.	2121 Interstate 20, Abilene, Texas

10.	46 Mill Street, Orange, Massachusetts

EXHIBIT A
NOTICE REQUESTING REFINANCING TERM LOAN
Date:    December 14, 2016

To:
Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Third Amended and Restated First Lien Credit Agreement dated as of August 21, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”), Rexnord LLC (“Rexnord” and, together with RBS Global, the “Borrowers”), the Lenders party thereto from time to time as lenders and agents and the Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The Borrowers hereby request a Refinancing Term Loan in an amount set forth below to be made available under the Credit Agreement from the Refinancing Effective Date specified below. The Net Proceeds of such Refinancing Term Loan will be used to repay Term B Loans.

1.	Amount of Refinancing Term
	Loan being requested:	$1,606,375,000
2.	Date on which such Refinancing Term Loan is requested to be made
	(the “Refinancing Effective Date”):	December 16, 2016

The Borrowers hereby further request that the Refinancing Term Loan requested hereby be a Term B Loan for all purposes under the Credit Agreement from and after the Refinancing Effective Date.
This Notice Requesting Refinancing Term Loan does not create an obligation on the part of the Borrowers to consummate the Refinancing Term Loan.
[Signature page follows]

This Notice requesting Replacement Revolving Facility Commitments is issued pursuant to and is subject to the Credit Agreement and is executed as of the date set forth above.

RBS GLOBAL, INC.
REXNORD LLC

By:	/S/ Daniel J. Klun

	Name:	Daniel J. Klun
	Title:	Vice President & Controller of each above-named entity